ANNOUNCEMENTS

  MESSAGE #1
  Monday, May 6, 1996

  Attention McDonald's Shareholders! You should have received or will shortly be receiving a proxy card and proxy statement in the mail.
  Please review the material and exercise your right to vote on the issues. This year, you can vote your proxy by calling the toll-free phone number indicated on your proxy card, or by mailing your signed proxy card in the envelope provided or by depositing it in one of the ballot boxes located at Benefits Accounting, Plaza - 3 East; the Investor Relations Service Center, COB - 1 East; or the Security Desks at 800 Commerce, 711 Jorie,
  or H.U.   If you need a duplicate card for any reason, please call the
  Investor Relations Service Center at extension 7428 and press zero to speak with a representative.

  Remember, as a shareholder, your vote is important. Thank you for your participation.


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  MESSAGE #2
  Monday, May 13, 1996

  Attention McDonald's Shareholders! Don't delay, vote your proxy in time for the annual shareholders' meeting being held on Thursday, May 23. Every McDonald's shareholder should have received a proxy card and proxy statement, explaining the issues to be voted on. If you didn't receive one, or for any reason need a duplicate card, please call the Investor Relations Service Center at extension 7428 and press zero to speak with a representative. If you have not yet voted your proxy, please do so by calling the toll-free phone number indicated on your proxy card, or by mailing your signed proxy card in the enclosed envelope or by depositing it in one of the ballot boxes located at Benefits Accounting, Plaza - 3 East; the Investor Relations Service Center, COB - 1 East; or the Security Desks at 800 Commerce, 711 Jorie, or H.U.

  Remember, as a shareholder, your vote is important. Thank you for your participation.


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  MESSAGE #3
  Friday, May 17, 1996

  Attention McDonald's shareholders! Tune into MCN for the 1996 Annual Shareholders' Meeting. Join Mike Quinlan, Jack Greenberg, Ed Rensi, and Jim Cantalupo as they discuss the opportunities to grow McDonald's worldwide business. This special broadcast will air at 2:30 p.m. central time on Thursday, May 23.

  On a final note, please be sure to vote your proxy in time for the Meeting -- your vote is important.


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  MESSAGE #4
  Friday, May 17, 1996

  Employee shareholders are encouraged to view and participate in McDonald's Annual Shareholders' Meeting on Thursday, May 23, from 2:30 to 4:00 p.m. at Hamburger University. Management will discuss the opportunities to grow McDonald's worldwide business and answer shareholders' questions.

  Due to limited parking, employees should walk or take the buses which will leave the Plaza, Campus Office Building, 711 Jorie and 800 Commerce beginning at 1:30 p.m. The Meeting will also be broadcast live via MCN. Check the Thursday listing for viewing locations.

  On a final note, please be sure to vote your proxy in time for the Meeting -- your vote is important.


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  MESSAGE #5
  Monday, May 20, 1996

  Employee shareholders are encouraged to view and participate in McDonald's 1996 Annual Shareholders' Meeting this Thursday, from 2:30 to 4:00 p.m. at Hamburger University. Management will discuss the opportunities to grow McDonald's worldwide business and answer shareholders' questions.

  Due to space limitations, only officers and non-employee shareholders may attend the meeting at the Lodge. Employees should plan to walk or take the buses to H.U. The meeting will also be broadcast live via MCN.
  Check the Thursday listing for viewing locations.


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  MESSAGE #6
  Monday, May 20, 1996

  McDonald's shareholders -- remember to vote!

  Each year shareholders have a special opportunity to communicate with top management, provide direction on key issues, and influence the future of the Company through the annual meeting voting process. This year's annual meeting will be held at 2:30 p.m. on Thursday, May 23. The issues to be voted upon include the election of five directors and an amendment to the McDonald's restated certificate of incorporation.

  There is still time to vote if you have your proxy card. You can vote by faxing your signed proxy card to the independent inspectors of election at (908) 417-2916, or calling the toll-free phone number indicated on the proxy card.

  Whether you own one share or a thousand shares your vote makes a difference.